                                                                  EXHIBIT (a)(5)

                               AMENDMENT NO. 4 TO
             AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST
                   OF AMERICAN CENTURY GOVERNMENT INCOME TRUST

     THIS AMENDMENT NO. 4 TO AMENDED AND RESTATED AGREEMENT AND DECLARATION OF
TRUST is made as of the 30th day of November, 2007, by the Trustees hereunder.

     WHEREAS, the Board of Trustees has determined that it is in the best interests of American Century Government Income Trust (the "Trust") to combine the C Class with the Advisor Class of the Ginnie Mae Fund, effective December 3,
2007, as approved by the Board of Trustees at its meeting on December 8, 2006;
and

     NOW, THEREFORE, BE IT RESOLVED, that each of the aforementioned actions shall take effect as indicated in the first recital hereto; and

     RESOLVED, that Schedule A of the Amended and Restated Agreement and
Declaration of Trust for the Trust is hereby amended to reflect such actions by deleting the text thereof in its entirety and inserting in lieu therefore the
Schedule A attached hereto.

     IN WITNESS WHEREOF, a majority of the Trustees do hereto set their hands as of the date first referenced above.

Trustees of the American Century Government Income Trust

/s/ Jonathan S. Thomas                     /s/ Peter F. Pervere
------------------------------------       -------------------------------------
Jonathan S. Thomas                         Peter F. Pervere

/s/ John Freidenrich                      /s/ Myron S. Scholes
------------------------------------      --------------------------------------
John Freidenrich                          Myron S. Scholes

/s/ Ronald J. Gilson                      /s/ John B. Shoven
------------------------------------      --------------------------------------
Ronald J. Gilson                          John B. Shoven

/s/ Kathryn A. Hall                       /s/ Jeanne D. Wohlers
------------------------------------      --------------------------------------
Kathryn A. Hall                           Jeanne D. Wohlers

                                       1

                                   SCHEDULE A

                    AMERICAN CENTURY GOVERNMENT INCOME TRUST

Pursuant to Article III, Section 6, the Trustees hereby establish and designate the following Series as Series of the Trust (and the Classes thereof), with the relative rights and preferences as described in Section 6:

SERIES                                       CLASS          DATE OF ESTABLISHMENT
------                                       -----          ---------------------

Capital Preservation Fund                    Investor       03/16/1997

Government Bond Fund                         Investor       09/08/1992
(formerly Long-Term Treasury Fund)           Advisor        08/01/1997

Short-Term Government Fund                   Investor       09/03/1991
                                             Advisor        08/01/1997

Ginnie Mae Fund                              Investor       09/23/1985
(formerly GNMA Fund)                         Advisor        08/01/1997
                                             Institutional  07/27/2007
                                             R              07/27/2007

Inflation-Adjusted Bond Fund                 Investor       02/16/1996
(formerly Inflation-Adjusted Treasury Fund)  Advisor        08/01/1997
                                             Institutional  03/01/2002

This Schedule A shall supersede any previously adopted Schedule A to the
Declaration of Trust.

                                      A-1